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

CONFIDENTIAL DRAFT                                                May 16, 2003
Page 1 of 1                                                         1:00 pm ET

For Immediate Release

                    VISX AMENDS STOCKHOLDER RIGHTS AGREEMENT

SANTA CLARA, CALIFORNIA (May 16, 2003) - VISX, INCORPORATED (NYSE Symbol: EYE) announced today that its Board of Directors adopted an amendment to the Company's Stockholder Rights Agreement. Under the amended agreement, the rights issued under the Stockholders Rights Agreement would be redeemed immediately prior to the consummation of certain qualifying tender offers, unless stockholders vote to keep the rights outstanding.

Liz Davila, Chairman and Chief Executive Officer of VISX said, "Our Board of Directors has always been receptive to reviewing any bona fide offer for VISX. This amendment to the rights plan underscores our commitment to VISX stockholders."

Further details regarding this amendment, as well as a copy of the amendment, are being filed with the Securities and Exchange Commission on Form 8-K.

VISX is a worldwide market leader in the design, manufacture, and sale of laser vision correction systems. Ophthalmologists have performed over 5 million procedures using VISX Systems, reducing or eliminating completely the need for contacts or glasses. Additional information on VISX and VISX trained and certified ophthalmologists can be found on the worldwide web at www.VISX.com.

This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on current expectations, forecasts, and assumptions of the Company that involve risks and uncertainties. The Company's actual results could differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with the Company's business, which include the risk factors disclosed in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Form 10-Q for the three months ended March 31, 2003. The Company assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Contacts:

VISX
Jackie Cossmon
(408) 773-7600

Eden Abrahams / Barrett Godsey
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449